                                  M FUND, INC.

                          INVESTMENT ADVISORY AGREEMENT

         THIS AGREEMENT, made and entered into this ____ day of ____________, 2000, by and between M Fund, Inc., a corporation organized and existing under the laws of the State of Maryland (the "Fund"), and M Financial Investment Advisers, Inc., a corporation organized and existing under the laws of the State of Colorado (the "Adviser").

         WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several portfolios of shares, each having its own investment policies; and

          WHEREAS, the Adviser is duly registered as an investment adviser pursuant to the Investment Adviser Act of 1940; and

         WHEREAS, the Fund desires to retain the Adviser to render investment management services with respect to its Brandes International Equity Fund, Turner Core Growth Fund, Frontier Capital Appreciation Fund, and Clifton Enhanced U.S. Equity Fund, and such other portfolios as the Fund and the Adviser may agree upon (the "Portfolios"), and the Adviser is willing to render such services. NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

1.       DUTIES OF THE ADVISER.  The Fund employs the Adviser:

         (a)      to manage the investment and reinvestment of the assets;

         (b) to hire, and thereafter supervise the investment activities of, one or more sub-advisers deemed necessary to carry out the investment program of any Portfolios of the Fund, pursuant to a written sub-advisory agreement and subject to approval by:

                  (i)        the Fund's Board of Directors;

                  (ii) the vote of a majority of Directors, who are not parties to such sub-advisory agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval; and

                  (iii) except as otherwise permitted under the terms of any exemptive

                                       - -
                             relief obtained from the Securities and Exchange Commission (the "SEC"), or by rule or regulation, a majority of the outstanding voting securities of any affected Portfolio(s);

         (c) to continuously review, supervise and (except where delegated to a sub-adviser) administer the investment program of the Portfolios;

         (d) to determine in its discretion (except where delegated to a sub-adviser) the securities to be purchased or sold;

         (e) to provide the administrator of the Fund (the "Administrator") and the Fund with records concerning the Adviser's activities which the Fund is required to maintain; and

         (f) to render regular reports to the Administrator and to the Fund's officers and Directors concerning the Adviser's discharge of the foregoing responsibilities. The retention of a sub-adviser by the Adviser shall not relieve the Adviser of its responsibilities under this Agreement.

         The Adviser shall discharge the foregoing responsibilities subject to the control of the Board of Directors of the Fund and in compliance with such policies as the Directors may from time to time establish, and in compliance with the objectives, policies, and restrictions for each such Portfolio set forth in the Fund's prospectus and statement of additional information, as amended from time to time (referred to collectively as the "Prospectus"), and applicable laws and regulations. The Fund will furnish the Adviser from time to time with copies of all amendments or supplements to the Prospectus, if any.

         The Adviser accepts such employment and agrees, at its own expense, to render the investment advisory services and to furnish, for the use of the Fund, office space and all necessary office facilities, equipment and personnel (including any sub-advisers) for servicing the investments of the Fund, maintaining its organization and assisting in providing shareholder communications and information services and to permit any of its officers and employees to serve, without compensation, as Directors or officers of the Fund if elected to such positions.

2.       FEES AND EXPENSES.

         (a) PAYABLE BY THE FUND. The Fund shall pay all of its expenses other than those expressly stated to be payable by the Adviser. The expenses payable by the Fund shall include, without limitation:

                                       - -

                  (i)        interest and taxes;

                  (ii) brokerage commissions and other costs in connection with the purchase or sale of securities, commodities, and other investments for the Fund;

                  (iii) fees and expenses of its Directors (other than those who are "interested persons" of the Fund or the Adviser);

                  (iv)       legal and audit expenses;

                  (v) transfer agent expenses and expenses for servicing shareholder accounts;

                  (vi) expenses of computing the net asset value of the shares of the Fund and the amount of its dividends;

                  (vii)      custodian fees and expenses;

                  (viii) fees and expenses related to the registration and qualification of the Fund and its shares for distribution under state and federal securities laws;

                  (ix) expenses of printing and mailing reports, notices and proxy materials to shareholders of the Fund;

                  (x)        the cost of share certificates, if any;

                  (xi) reports, membership and dues in the Investment Company Institute or any similar organization;

                  (xii)      expenses of preparing and typesetting prospectuses;

                  (xiii) expenses of printing and mailing prospectuses sent to existing shareholders;

                  (xiv) such nonrecurring expenses as may arise, including expenses incurred in actions, suits or proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify its officers and Directors in respect thereto; and

                  (xv) such other expenses as the Directors may, from time to time,

                                       - -
                             determine to be properly payable by the Fund.

         (b) PAYABLE BY THE ADVISER. The Adviser shall pay the following:

                  (i) salaries and fees, if any, of all officers of the Fund and of all Directors of the Fund who are "interested persons" (as defined in the 1940 Act) of the Fund or of the Adviser and of all personnel of the Fund or Adviser performing services relating to research, statistical and investment activities;

                  (ii) expenses of printing and distributing any prospectuses or reports prepared for its use or the use of the Fund in connection with the offering of the shares of the Fund's common stock for sale to the public;

                  (iii) expenses of preparing and typesetting any other literature used by the Adviser in connection with such offering;

                  (iv) the cost of any advertising employed in such offering; and

                  (v)        fees of any sub-adviser.

3. DELIVERY OF DOCUMENTS. The Fund has furnished Adviser with copies properly certified or authenticated of each of the following:

         (a) The Fund's Articles of Incorporation, as filed with the Secretary of State of the State of Maryland (such Articles of Incorporation, as in effect on the date of this agreement and as amended from time to time, are herein called the "Articles of Incorporation");

         (b) Bylaws of the Fund (such Bylaws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "Bylaws");

         (c)      Current Prospectus(es) of the Portfolios.

4. OTHER COVENANTS. The Adviser agrees that it will:

         (a) comply with all applicable rules and regulations of the SEC and will in addition conduct its activities under this Agreement in accordance with other applicable law; and

         (b) (directly or indirectly through one or more sub-advisers) place orders

                                       - -
                  pursuant to its investment determinations for the Portfolios either directly with the issuer of the security or with any broker or dealer. In executing Portfolio transactions and selecting brokers or dealers, the Adviser (directly or indirectly through one or more sub-advisers) will use its best efforts to seek on behalf of the Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser, and any sub-advisers, shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Adviser and any sub-adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Portfolio and/or other accounts over which the Adviser or sub-adviser or their affiliates may exercise investment discretion. The Adviser is authorized (and may authorize a sub-adviser), subject to the prior approval of the Fund's Board of Directors, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any of the Portfolios which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser or sub-adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser or sub-adviser to the Portfolio. In addition, the Adviser is authorized (and may so authorize any sub-adviser) to allocate purchase and sale orders for Portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser or sub-adviser) to take into account the sale of variable contracts investing through separate accounts in the Fund if the Adviser or sub-adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will any Portfolio's securities be purchased from or sold to the Adviser, any sub-adviser engaged with respect to that Portfolio, or any affiliated person of the Fund, the Adviser, or that Portfolio's sub-adviser, acting as principal in the transaction, except to the extent permitted by the SEC and the 1940 Act.

5. COMPENSATION OF THE ADVISER. For the services to be rendered by the Adviser pursuant to this Agreement, the Fund shall pay to the Adviser, and the Adviser

                                       - -
         agrees to accept as full compensation therefor, an advisory fee for each Portfolio at the rates specified in Schedule A, which is attached hereto and made a part of this Agreement. The Fee shall be calculated by applying a daily rate, based on the annual percentage rates as specified in Schedule A, to the average daily net assets of each Portfolio and shall be paid to the Adviser monthly. The Adviser may, in its discretion and from time to time, waive all or a portion of its fee.

         No Portfolio of the Fund shall be liable for the obligations of any other Portfolio of the Fund. Without limiting the generality of the foregoing, the Adviser shall look only to the assets of a particular Portfolio for payment of fees for services rendered to that Portfolio. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

6. EXCESS EXPENSES. If the expenses for any Portfolio for any fiscal year (including fees and other amounts payable to the Adviser, but excluding interest, taxes, brokerage costs, litigation, and other extraordinary costs) as calculated every business day would exceed the expense limitations imposed on investment companies by an applicable statute or regulatory authority of any jurisdiction in which Shares are qualified for offer and sale, the Adviser shall bear such excess cost.

         However, the Adviser will not bear expenses of the Fund or any Portfolio which would result in the Fund's inability to qualify as a regulated investment company under provisions of the Internal Revenue Code. Payment of expenses by the Adviser pursuant to this Section 6 shall be settled on a monthly basis (subject to fiscal year-end reconciliation, resulting perhaps in the Adviser's recovery of some fees waived earlier in the fiscal year) by a waiver of the Adviser's fees provided for hereunder, and such waiver shall be treated as a reduction in the purchase price of the Adviser's services.

7. REPORTS. The Fund and the Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request. The Adviser further agrees to furnish to the Fund, if applicable, the same such documents and information pertaining to any sub-adviser as the Fund may reasonably request.

8. STATUS OF THE ADVISER. The services of the Adviser to the Fund are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise

                                       - -
         expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. To the extent that the purchase or sale of securities or other investments of any issuer may be deemed by the Adviser to be suitable for two or more accounts managed by the Adviser, the available securities or investments may be allocated in a manner believed by the Adviser to be equitable to each account. It is recognized that in some cases this may adversely affect the price paid or received by the Fund or the size or position obtainable for or disposed of by the Fund or any Portfolio.

9. CERTAIN RECORDS. The Adviser shall keep and maintain, or shall arrange for the sub-adviser of a Portfolio to keep and maintain, all books and records with respect to each Portfolio's portfolio transactions required by Rule 31a-1 under the 1940 Act and shall render to the Board of Directors of the Fund such periodic and special reports as the Board of Directors may reasonably request. The Adviser shall also furnish to the Fund any other information that is required to be filed by the Fund with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Fund obtains from the SEC. The Adviser agrees that all records that it (or any sub-adviser) maintains on behalf of the Fund are the property of the Fund and the Adviser will surrender promptly to the Fund any of such records upon the Fund's request; provided, however, that the Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor Adviser upon the termination of this Agreement (or, if there is no successor Adviser, to the Fund).

10. LIMITATION OF LIABILITY OF THE ADVISER. The duties of the Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Adviser hereunder. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby. (As used in this Section 10, the term "Adviser" shall include not only the Adviser itself but also shareholders, directors, officers, employees and other corporate agents of the Adviser).

11. PERMISSIBLE INTERESTS. Directors, agents, and shareholders of the Fund are or may be interested in the Adviser (or any successor thereof) as directors,

                                       - -
         partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Adviser are or may be interested in the Fund as Directors, officers, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Fund as a shareholder or otherwise subject to the provisions of applicable law. All such interests shall be fully disclosed between the parties on an ongoing basis and in the Fund's Prospectus as required by law. In addition, brokerage transactions for the Fund may be effected through affiliates of the Adviser or any sub-adviser if approved by the Board of Directors, subject to the rules and regulations of the SEC.

12. DURATION AND TERMINATION. This Agreement, unless sooner terminated as provided herein, shall remain in effect until two years from the date of execution, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of each Portfolio; provided, however, that if the shareholders of any Portfolio fail to approve the Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules and regulations thereunder.

         This Agreement may be terminated as to any Portfolio at any time, without the payment of any penalty by vote of a majority of the Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio on not less than 30 days' nor more than 60 days' written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on 90 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment.

         As used in this Section 12, the terms "assignment," "interested persons," and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the SEC.

13. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Maryland, without regard to conflicts of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

14. NOTICE. Any notice, advice or report to be given pursuant to this Agreement shall

                                       - -
         be deemed sufficient if delivered by hand, transmitted by electronic facsimile, or mailed by registered, certified or overnight United States mail, postage prepaid, or sent by overnight delivery with a recognized courier, addressed by the party giving notice to the other party at the last address furnished by the other party:

             To the Adviser at:            M Financial Investment Advisers,Inc.
                                           River Park Center
                                           205 S.E. Spokane Street
                                           Portland, OR  97202
                                           Attn:  President

             To the Fund at:               M Fund, Inc.
                                           River Park Center
                                           205 S.E. Spokane Street
                                           Portland, OR  97202
                                           Attn:  President

         Each such notice, advice or report shall be effective upon receipt or three days after mailing.

15. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

16. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

17. 1940 ACT. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

                                             M FINANCIAL INVESTMENT

M FUND, INC.                                  ADVISERS, INC.

By:__________________________________
       By:_______________________________

Title:   President                       Title:  President

Attest:________________________________
       Attest:_____________________________

Title:   Administrator, M Funds          Title:  Administrator, M Funds

                                       - -

                                   SCHEDULE A
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                                  M FUND, INC.
                                       AND
                      M FINANCIAL INVESTMENT ADVISERS, INC.

Pursuant to Section 5, the Fund shall pay the Adviser compensation at an effective annual rate as follows:

    NAME OF PORTFOLIO                          ANNUAL RATE OF COMPENSATION

    Brandes International Equity Fund          1.10% of first $ 10 million
                                               0.95% of next $10 million
                                               0.75% of next $30 million
                                               0.65% on amounts above
                                                $50 million

    Turner Core Growth Fund                    0.45%

    Frontier Capital Appreciation Fund         0.90%

    Clifton Enhanced U.S. Equity Fund          0.40% of first $ 25 million

                                               0.35% on amounts above
                                                $25 million


                                       - -